UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 18, 2014, the Board of Directors (“Board”) of Heidrick & Struggles International, Inc. (the “Company”) appointed Robert Steven Kaplan as an independent member of the Company’s Board, effective January 1, 2015. Mr. Kaplan will serve as a Class III director and he will stand for election by the Company’s stockholders at the Company’s the 2015 annual meeting. Board committee assignments for Mr. Kaplan have not yet been determined. Mr. Kaplan will receive compensation and benefits from the Company for service on the Board on the same terms as other non-employee directors, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2014. There is no arrangement or understanding between Mr. Kaplan and any other persons pursuant to which Mr. Kaplan was appointed as a director.

Kaplan (56) is the Senior Associate Dean and Martin Marshall Professor of Management Practice in Business Administration at Harvard Business School. Prior to joining Harvard Business School in September 2005, Kaplan spent nearly 25 years at The Goldman Sachs Group, Inc., most recently serving as Vice Chairman with oversight responsibility for the Investment Banking and Investment Management divisions. He also was a member of the firm’s Management Committee and served as co-chairman of the firm’s Partnership Committee and chairman of the Goldman Sachs Pine Street Leadership Program. He remains a Senior Director of the firm.

A copy of the Company’s press release relating to Mr. Kaplan’s appointment as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Heidrick & Struggles International, Inc. Press Release dated September 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: September 23, 2014	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer